EXHIBIT 24.1

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Bioject Medical Technologies, Inc., does hereby constitute and appoint James C. O'Shea and Christine M. Farrell his or her true and lawful attorney and agent to do any and all acts and things and to execute in his or her name (whether on behalf of Bioject Medical Technologies, Inc., or as an officer or director of said Registrant, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable Bioject Medical Technologies, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of 150,000 shares of Common Stock of Bioject Medical Technologies, Inc., issuable pursuant to the 2000 Employee Stock Purchase Plan, including specifically, but without limitation thereto, power and authority to sign his or her name (whether on behalf of Bioject Medical Technologies, Inc., or as an officer or director of said Registrant, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ JAMES C. O'SHEA James C. O'Shea	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)	September 28, 2000
/s/ WILLIAM A. GOUVEIA William A. Gouveia	Director	September 26, 2000
/s/ JOHN RUEDY, M.D. John Ruedy, M.D.	Director	September 26, 2000
/s/ GRACE KEENEY FEY Grace Keeney Fey	Director	September 26, 2000
/s/ ERIC T. HERFINDAL Eric T. Herfindal	Director	September 26, 2000
/s/ RICHARD J. PLESTINA Richard J. Plestina	Director	September 29, 2000
/s/ EDWARD FLYNN Edward Flynn	Director	September 26, 2000